Exhibit 99.3


March 19, 2004

                                                    MEDIA CONTACT:
                                                    Bob Loy or Ruth Ann Becker
                                                    Becker Communications, Inc.
                                                   (808) 533-4165




Hawaiian Holdings, Inc. has announced that the Staff of the San Francisco District Office of the U.S. Securities and Exchange Commission is considering recommending that the SEC authorize a civil action against John Adams, Hawaiian Holdings' Chairman and CEO, and AIP, LLC for possible violations of securities laws related to the Company's tender offer announced on May 31, 2002. The offer was subsequently consummated.

Mr. Adams and AIP have the opportunity to present information and defenses to the Staff prior to the Staff making a recommendation to the SEC regarding whether any action against them should be authorized. The Company continues to cooperate with the Staff of the SEC.

"Hawaiian Holdings continues to believe that the actions taken by its officers in connection with the tender offer were proper and lawful," said Thomas X. Fritsch, attorney for Hawaiian Holdings.

Hawaiian Holdings is a Delaware corporation that has been public since August 2002, when Hawaiian Airlines, which had been publicly held, became its wholly owned subsidiary in an internal corporate reorganization. Hawaiian Airlines filed for chapter 11 bankruptcy protection on March 21, 2003.

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